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                                                                     EXHIBIT 5.1


June 22, 2000


eMerge Interactive, Inc.
10315 102nd Terrace
Sebastian, Florida 32958

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to eMerge Interactive, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 4,158,496 shares (the "Shares") of Class A Common Stock, par value $.008 per share, which may be issued under the Company's Amended and Restated 1996 Equity Compensation Plan and 1999 Equity Compensation Plan (collectively, the "Plans").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plans, the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the following opinion:

         The Shares, when issued in accordance with the terms of the Plans, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing the opinion above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the Delaware General Corporation Law (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL.




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         We consent to the use of this opinion as an exhibit to the Registration
Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,


                                       /s/ Morgan, Lewis & Bockius LLP
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